UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 13, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Comverse Technology, Inc. (the “Company”) previously reported that, in March 2010, the Securities and Exchange Commission (the “Commission”) instituted an administrative proceeding, pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to suspend or revoke the registration of the Company’s securities because of the Company’s previous failure to file certain periodic reports with the Commission.

On July 13, 2011, the Company entered into an agreement in principle with the Commission’s Division of Enforcement regarding the terms of a settlement of the Section 12(j) administrative proceeding.  The agreement in principle is subject to approval by the Commission.

Under the terms of the agreement in principle, (1) the Commission’s Division of Enforcement will recommend that the Commission dismiss the Section 12(j) administrative proceeding if the Company files (A) its Quarterly Reports on Form 10-Q for the quarters ended April 30, 2010, July 31, 2010 and October 31, 2010 (collectively, the “Fiscal 2010 Forms 10-Q”) by 5:30 p.m. EDT on September 9, 2011 and (B) its Quarterly Report on Form 10-Q for the second quarter of fiscal 2011 ending July 31, 2011 (the “Q2 Fiscal 2011 Form 10-Q”) on a timely basis; and (2) if the Company fails to file any of the Fiscal 2010 Forms 10-Q or the Q2 Fiscal 2011 Form 10-Q on the schedule set forth above, then the Commission will issue a non-appealable order, pursuant to Section 12(j) of the Exchange Act, to revoke the registration of the Company’s securities.  As a result of the agreement in principle, on July 13, 2011, a joint motion by the Company and the Division of Enforcement was filed with the Commission to cancel the oral argument scheduled for July 14, 2011 in the proceeding.

Additional information regarding the Section 12(j) administrative proceeding is set forth in Item 3, “Legal Proceedings” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011 filed with the Commission on May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: July 14, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary